UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Air Lease Corporation
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Air Lease Corporation Spring 2018 Stockholder Engagement

Air Lease: Consistent Asset and Revenue Growth and Strong Financial Performance1 Consistent asset and revenue growth under the leadership of our management team Asset Growth ($ in billions) Revenue Growth ($ in billions) 14% CAGR 15% CAGR 1All information included is as of December 31, 2017. 2 Includes $10.1 billion in contracted minimum rental payments on the aircraft in our existing fleet and $13.3 billion in minimum future rental payments related to aircraft we will deliver between 2018-2022. Air Lease Corporation is a leading aircraft leasing company We purchase new commercial jet transport aircraft directly from aircraft manufacturers and lease those aircraft to airlines throughout the world We have a diversified, global customer base with 91 airlines across 55 countries 2010 Founded 2011 IPO 662 Aircraft owned, managed and on order $23.4bn Committed minimum future fleet rentals2 2.35x Debt to equity 40.2% Pre-tax profit margin

Strong Performance Continued in 2017 AL 2017 stock price performance3 2017 results Revenues $1.5 billion + 6.9% vs. 2016 Income before taxes $610 million + 5.0% vs. 2016 Diluted EPS excluding Tax Reform Act1 $3.65 + 6.1% vs. 2016 1Tax Reform Act refers to the U.S. Tax Cuts and Jobs Act. Diluted earnings per share excluding Tax Reform Act has been adjusted to exclude the impact of the Tax Reform Act, a provisional net benefit of $354.1 million. Diluted earnings per share excluding Tax Reform Act is a non-GAAP financial measure. See appendix for a reconciliation to its most comparable GAAP financial measure. 2Adjusted Net Income Before Income Taxes and Adjusted Diluted Earnings Per Share Before Income Taxes are non-GAAP financial measures. See appendix for reconciliations to their most directly comparable GAAP measures. 3Price performance reflects AL stock price 12/29/16-12/29/17. Adj. diluted EPS before income taxes2 $5.94 + 4.8% vs. 2016

2017 CEO Pay Mix2 Air Lease 2017 Executive Compensation Program 1 As reported in March 2018 Proxy Statement. Based on 2017 salary at December 31, 2017. 2 As reported in March 2018 Proxy Statement. Not shown is 2% of “Other compensation” as detailed on page 45 of the Proxy. Executive Compensation Program Reflects Our Unique Business and Leadership Team 2017 Executive Compensation Decisions and Outcomes 2016 CEO Pay Mix at Target High Levels of Stock Ownership Demonstrate Alignment with Stockholders 73% At Risk 86% At Risk Significant management stock ownership Mr. Udvar-Házy: 129x base salary1 Mr. Plueger: 35x base salary1 Stock ownership creates strong alignment between our executives and our stockholders We require a small number of extraordinary, talented individuals with industry experience to manage and lead a capital-intensive and global business – 2017 Revenue / Employee = $17.4M We are one of only four US listed public aircraft leasing companies Base Salaries: Executive Chairman and CEO base salary remained unchanged Annual Bonus: Consistent with strong corporate performance, corporate factor used to determine annual incentive compensation was 118% Long Term Incentives: Continued rebalancing of total compensation so a greater percentage of total compensation delivered in form of equity

Small, Talented Team Responsible for Managing Complex Business Company/Industry Revenue / Employee (mm) Total Assets / Employee (mm) Net Income / Employee (mm) Air Lease Corporation1 $17.43 $179.47 $8.69 Diversified Financial Companies2 (Capitalization between $1bn and $10bn) $2.94 $73.47 $1.15 New Custom Benchmark2 $5.20 $49.64 $1.36 1 As of December 31, 2017 2 Source: Bloomberg, most recent company filings Compared to other capital intensive businesses such as diversified financial companies, our employees are responsible for significantly more revenue, income and assets Managing this level of assets with a small number of employees requires extraordinarily talented individuals with deep industry experience, and our compensation program is designed to reward these talented employees for continuing to deliver long-term shareholder value Annual incentive bonus is highly performance-based with metrics closely tied to our strategic and operating goals Significant portion of LTI payout ties to relative TSR outperformance of the market (as measured by S&P MidCap 400 Index)

Financial Performance Measures 2017 Target Change versus 2016 Target 2017 Actual Performance Achievement Level Overall Revenue $1,507 8.7% $1,516 116% Pre-Tax Operating Margin 39.9% 2.3% 40.2% 110% Pre-Tax Return on Equity 16.8% (1.2%) 17.1%* 111% Dollar Value of Aircraft Added to our Fleet $2,647 11.5% $2,613 90% 2017 Annual Incentives Reward Financial Performance and Strategic Achievements Performance-Based Annual Cash Incentives Strategic Objectives Cumulative placement through 2020 Performance Against Strategic Goals We ended 2017 with 79% lease placement through 2020 but did not reach our maximum goal 164% 2. Add new airline customers We added 10 new airline customers, but we did not meet our maximum goal 3. Sales goals for mid-life aircraft We entered into agreements for the sale of 20 mid-life aircraft, meeting our maximum goal 4. Other strategic goals We met our other strategic goals by enhancing our credit monitoring process, increasing management fees by at least 10% and continuing to enhance our IT security Total (Company Performance Factor) 118% 80% 20% We set rigorous targets under our 2017 annual incentive program, which is structured to measure both the financial and strategic achievements that we believe underpin long-term value creation *As provided for in the description of the pre-tax return on equity performance measure approved by the compensation committee in February 2017, adjusted to reflect the impact of the Tax Reform Act.

2017 Long-Term Incentives Aligned with Performance 2017 Long-Term Incentives Equity Mix Key Elements Performance Link Payout of 2015 – 2017 LTI Awards Book Value RSUs (50%) Book value is a key value driver of our Company 3-year performance period, measured annually Target awards vest if target book value is achieved If target is not attained in a given year, RSUs do not vest and expire Book value targets increase year-over-year Book Value Appreciation Book value RSUs paid out at target In each of 2015, 2016 and 2017, the Compensation Committee approved book value RSU grants that vest annually over three years Each year, the targets increased requiring steady increases in book value in order to vest Each year, we exceeded the increasingly challenging targets TSR RSUs (50%) Focuses executives on actions that will generate sustainable value creation 3-year performance measurement period TSR measured against S&P 400 MidCap Index Target payout requires 55th percentile achievement Even though our relative TSR performance for 2015-2017 was above the 50th percentile, our NEOs received below target payout Relative TSR TSR RSUs paid out at 88% of target 100% of CEO’s and Named Executive Officers’ normal course equity awards consist of performance-based shares Our core long-term incentives consist entirely of performance-based shares, and is highly aligned with our performance

Stockholder Engagement In 2017 and early 2018, members of our management team conducted an extensive stockholder engagement program to better understand our stockholders’ viewpoints, meeting with stockholders (none of whom were our employees or directors) holding 44% of outstanding shares The feedback we heard from our stockholders throughout our engagement meetings was shared with the compensation committee and entire Board, and was incorporated into 2017 compensation decisions and our 2018 compensation program Demonstrated Responsiveness to Stockholder Feedback Changes to our executive compensation program continue to provide for more at risk compensation, including more being delivered in equity and subject to long-term Company performance What we looked at 2018 Outcome CEO Annual Compensation and Annual Bonus 85.5% of Chief Executive Officer’s 2017 target compensation at risk and subject to Company performance Executive Chairman’s Annual Bonus Structure of Executive Chairman bonus changed in 2018 so that he is paid in RSUs that cliff vest two years from date of grant Book Value RSUs Increased weighting of Book Value RSUs relative to TSR RSUs 2018 Book Value RSUs vest at the end of three years vs. previous years’ grants that vested ratably each year over three years Made target book value growth harder to reach Revised terms so that opportunity associated with Book Value RSUs can vary from 0-200% of target Reviewed awards based on Total Shareholder Return Reduced the portion of TSR RSUs to 25% of total annual equity awards granted in 2018 Terminated Senior Officer Participation in Deferred Cash Bonus Plan Terminated senior officers’ participation in Deferred Cash Bonus Plan Developed Custom Benchmark Group Developed a new more refined benchmark group consisting of 18 companies across diversified financial services and real estate investment trusts

Limited Direct Public Company Peers Limited direct company peers Only one files a full suite of SEC disclosures, including a proxy statement Companies in the aircraft leasing business include: Privately owned companies Subsidiaries of larger companies, including aircraft manufacturers, banks, financial institutions, other leasing companies, aircraft brokers and airlines Of the over one hundred companies in the aircraft leasing business… … only 4 are stand-alone public companies listed in the US … We do not disclose a direct peer group because we have very limited direct public company peers Over the past year, Air Lease’s Total Shareholder Return has outperformed its direct public company peers1 1 Source: Bloomberg, Dividend Adjusted Share Pricing measured from 12/2016 – 12/2017 Air Lease: 41% AerCap: 27% Aircastle: 16% Fly Leasing: -4%

New Custom Benchmark Group

- In 2018, the compensation committee adopted a new custom benchmark group consisting of 18 companies across diversified financial services and real estate investment trusts based on quantitative and qualitative factors, including company size, business model and financial profile

Company	Trading Symbol	Business
Aircastle Limited	AYR	Aircraft Financing & Leasing
Affiliated Managers Group, Inc.	AMG	Investment Management
Artisan Partners Limited Partnership	APAM	Investment Management
CIT Group Inc.	CIT	Specialty Finance
Eaton Vance Corp.	EV	Investment Management
Invesco Ltd.	IVZ	Investment Management
GATX Corporation	GATX	Transportation, Equipment Financing and Leasing
Kennedy-Wilson Holdings, Inc.	KW	Global Real Estate Investment Company
Legg Mason, Inc.	LM	Investment Management
OM Asset Management plc	OMAM	Investment Management
Chimera Investment Corporation	CIM	Residential Mortgage REIT
Empire State Realty Trust, Inc.	ESRT	Centralized Business District Office REIT
Extra Space Storage Inc.	EXR	Self-Storage REIT
Federal Realty Investment Trust	FRT	Shopping Center REIT
HCP, Inc.	HCP	Health Care REIT
Host Hotels and Resorts, Inc.	HST	Hotel REIT
Kilroy Realty Corporation	KRC	Office REIT
WP Carey Inc.	WPC	Multi-Asset Class REIT

AIR LEASE CORPORATION

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Strength of ALC Leadership A successful 30-year partnership Mr. Udvar-Házy founded Air Lease in February 2010, serving as CEO & Chairman He is a pioneer in the aircraft leasing industry, and co-founded the business that became International Lease Finance Corporation (ILFC) in 1973, serving as CEO & Chairman Steven Udvar-Házy Executive Chairman John L. Plueger Chief Executive Officer & President Mr. Plueger joined Air Lease as its President, COO, and Board member in March 2010, shortly after the Company was formed He has more than 30 years of aviation industry and aircraft leasing experience, 24 of which were with ILFC, where he served on its Board, and as President and COO In his full-time Executive Chairman role, Mr. Udvar-Házy leverages his long-standing industry relationships to work closely with our airline customers, OEMs and financiers to modernize and grow airline fleets We believe that their partnership, experience, and knowledge are unmatched in the industry In his role as CEO & President, Mr. Plueger drives our strategic business priorities and is responsible for growing our business across all constituencies and continuing to build stockholder value Mr. Udvar-Házy and Mr. Plueger have worked together for over 30 years, first building ILFC into one of the largest aircraft leasing companies in the world, and now establishing Air Lease as a market leader

Highly Engaged Board with Extensive Industry Relevant Experience

Strong Board evaluation and succession processes ensure the Board is comprised of Directors with the necessary skills and balance of perspectives to oversee our unique business

75% Independent

Denotes independent directors (dashed box)

								
	Steven F. Udvar-Házy *Exec. Chairman*	**John L. Plueger** *CEO*	**Robert Milton** *LID*	**Matthew J. Hart**	**Cheryl Gordon Krongard**	**Marshall O. Larsen**	**Ian M. Saines**	**Ronald D. Sugar**
	Former Chairman & CEO, Air Lease	Former President & COO, Air Lease	Former Chairman & CEO, Ace Aviation Holdings*	Retired President & COO, Hilton Hotels Corporation	Retired Senior Partner, Apollo Management	Retired Chairman, President & CEO, Goodrich Corporation	Chief Executive, Funds Management Challenger Limited	Retired Chairman & CEO, Northrop Grumman Corporation
Joined Board	2010	2010	2010	2010	2013	2014	2010	2010
Executive Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓
Airline Industry / Aviation	✓	✓	✓	✓	✓	✓		✓
Financial / Capital Allocation Expertise	✓	✓	✓	✓	✓	✓	✓	✓
International Experience	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management / Oversight Expertise	✓	✓	✓	✓	✓	✓	✓	✓
Other Public Company Board	✓ SkyWest	✓ Spirit AeroSystems Holdings	✓ United Continental Holdings (Non-Executive Chairman)	✓ American Airlines Group ✓ American Homes 4 Rent	✓ Xerox ✓ US Airways (formerly)	✓ Becton, Dickinson and Company ✓ Lowe's Companies ✓ United Technologies		✓ Amgen ✓ Apple ✓ Chevron

AIR LEASE CORPORATION

*A holding company for Air Canada

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Appendix

Appendix
Non-GAAP reconciliations

(in thousands, except share and per share data)	Year Ended December 31, 2017	2016	2015	2014	2013
Reconciliation of net income to adjusted net income before income taxes:					
Net income	$ 756,152	$ 374,925	$ 253,391	$ 255,998	$ 190,411
Amortization of debt discounts and issuance costs	29,454	30,942	30,507	27,772	23,627
Stock-based compensation	19,804	16,941	17,022	16,048	21,614
Settlement	-	-	72,000	-	-
Insurance recovery on settlement	(950)	(5,250)	(4,500)	-	-
Provision for income taxes	(146,622)	205,313	139,562	138,778	103,031
Adjusted net income before income taxes	$ 657,838	$ 622,871	$ 507,982	$ 438,596	$ 338,683
Assumed conversion of convertible senior notes	5,842	5,780	5,806	5,811	5,783
Adjusted net income before income taxes plus assumed conversions	$ 663,680	$ 628,651	$ 513,788	$ 444,407	$ 344,466
Reconciliation of net income to diluted earnings per share excluding Tax Reform Act:					
Net income	$ 756,152	$ 374,925	$ 253,391	$ 255,998	$ 190,411
Impact of Tax Reform	$ (354,127)	-	-	-	-
Net Income excluding Tax Reform Act	$ 402,025	$ 374,925	$ 253,391	$ 255,998	$ 190,411
Assumed conversion of convertible senior notes	$ 5,842	$ 5,780	$ 5,806	$ 5,811	$ 5,783
Net income excluding Tax Reform Act plus assumed conversions	$ 407,867	$ 380,705	$ 259,197	$ 261,809	$ 196,194
Weighted-average diluted shares outstanding	$ 111,657,564	$ 110,798,727	$ 110,628,865	$ 110,192,771	$ 108,963,550
Diluted earnings per share excluding Tax Reform Act	$ 3.65	$ 3.44	$ 2.34	$ 2.38	$ 1.80
Reconciliation of denominator of adjusted margin before income taxes:					
Total revenues	$ 1,516,380	$ 1,419,055	$ 1,222,840	$ 1,050,493	$ 858,675
Insurance recovery on settlement	$ (950)	$ (5,250)	$ (4,500)	$ -	$ -
Total revenues, excluding insurance recovery on settlement	$ 1,515,430	$ 1,413,805	$ 1,218,340	$ 1,050,493	$ 858,675
Adjusted margin before income taxes[1]	43.4%	44.1%	41.7%	41.8%	39.4%
Weighted-average diluted shares outstanding	111,657,564	110,798,727	110,628,865	110,192,771	108,963,550
Adjusted diluted earnings per share before income taxes[2]	$ 5.94	$ 5.67	$ 4.64	$ 4.03	$ 3.16

[1]Adjusted margin before income taxes is adjusted net income before income taxes divided by total revenues, excluding insurance recoveries

[2]Adjusted diluted earnings per share before income taxes is adjusted net income before income taxes plus assumed conversions divided by weighted average diluted shares outstanding.

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Appendix Non-GAAP reconciliations 1Adjusted return on equity before income taxes is adjusted net income before income taxes divided by average shareholders’ equity. Air Lease Corporation and Subsidiaries QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share amounts) Year Ended December 31, (in thousands, except percentage data) 2017 2016 2015 2014 2013 Reconciliation of net income to adjusted net incomebefore income taxes: Net income $,756,152 $,374,925 $,253,391 $,255,998 $,190,411 Amortization of debt discounts and issuance costs 29,454 30,942 30,507 27,772 23,627 Stock-based compensation 19,804 16,941 17,022 16,048 21,614 Settlement 0 0 72,000 0 0 Insurance recovery on settlement -,950 -5,250 -4,500 0 0 Provision for income taxes -,146,622 ,205,313 ,139,562 ,138,778 ,103,031 Adjusted net income before income taxes $,657,838 $,622,871 $,507,982 $,438,596 $,338,683 Reconciliation of denominator of adjusted return on equity before income taxes: Beginning shareholders' equity $3,382,187 $3,019,912 $2,772,062 $2,523,434 $2,332,621 Ending shareholders' equity $4,127,442 $3,382,187 $3,019,912 $2,772,062 $2,523,434 Average shareholders' equity $3,754,814.5 $3,201,049.5 $2,895,987 $2,647,748 $2,428,027.5 Adjusted return on equity before income taxes1 0.17519853510739344 0.19458337023529315 0.17540893657326501 0.16564869466429585 0.13948894730393294